Exhibit 99.1

STRONGHOLD SILVER CORP.

Suite 3002 – 277 Thurlow Street

Vancouver, BC V6C 0C1

CONFIDENTIAL

October 22, 2020

Athena Silver Corporation

2010A Harbison Dr., #312
Vacaville, CA  95687
Attn:     John Power, President

Dear Mr. Power:

Re:	Option to Purchase Agreement between Stronghold Silver Corp. (“Optionee”) and Athena Silver Corporation and its wholly-owned subsidiary, Athena Minerals Inc. (“Optionor”)

This letter of intent (“LOI”) sets forth the terms and conditions on which the Optionee proposes to acquire up to a 100% undivided interest in the property set forth in Schedule A to this LOI (the “Property”). It is intended by the parties hereto that a mutually acceptable formal agreement (the “Option to Purchase Agreement”), containing covenants, conditions and customary representations and warranties, will be executed no later than 45 days from the date of this LOI (the “Due Diligence Period”), or such other date as the parties may mutually agree. This LOI is a statement of our discussions and understanding to date and, except as specifically provided herein, will not be binding upon the parties hereto and the parties acknowledge receipt of adequate consideration for such binding obligations.

All monetary amounts in this LOI are expressed in United States Dollars, unless otherwise indicated.

1.                   Terms of Proposed Transaction

It is currently anticipated that the consideration payable by the Optionee to the Optionor pursuant to the Option to Purchase Agreement will include the following:

1.     $15,000 in cash, payable at Closing (as hereinafter defined). A non-refundable deposit of $10,000 will be paid to Athena on signing this LOI;

2.     on the twelve (12) month anniversary from Closing, $25,000 in cash;

3.     on the twenty-four (24) month anniversary from Closing, $25,000 in cash;

4.     on the thirty-six (36) month anniversary from Closing, $25,000 in cash;

5.     on the forty-eight (48) month anniversary from Closing, $25,000 in cash; and

6.     on the sixtieth (60) month anniversary from Closing (the “Option Expiry Date”), $25,000 in cash.

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The Property may be purchased at any time prior to the Option Expiry Date for an aggregate of $1,000,000 payable in cash (the “Purchase Price”). All option payments made from the date of this LOI to the twenty-four (24) month anniversary from Closing will be applied and credited against the Purchase Price.

Closing of the transaction will occur on or before December 15, 2020 (the “Closing”) unless otherwise agreed in writing by the parties.

Up to a 1% net smelter return royalty (the “NSR”) will be granted by SSC USA to the Vendor on the unpatented claims set out in Schedule A, only on such claims that do not currently have existing royalties above 1%, to a maximum of 1% on such claims. The terms and conditions of the NSR will be set forth in the Definitive Agreement.

2.                   Exclusivity

The Optionor hereby covenants and agrees that from the date of the execution of this LOI until the end of the Due Diligence Period, it will not, directly or indirectly, solicit, initiate, knowingly encourage, cooperate with or facilitate (including by way of furnishing any non-public information or entering into any form of agreement, arrangement or understanding) the submission, initiation or continuation of any oral or written inquiries or proposals or expressions of interest regarding, constituting, or that may reasonably be expected to lead to, any activity, arrangement or transaction in opposition to or in connection with the Property.

3.                   Due Diligence

Immediately after execution of this LOI, the Optionee will move to complete its due diligence of the Property during the Due Diligence Period. To assist in this process, the Optionor will provide to the Optionee all information in its possession with respect to the Property, including but not limited to all reports prepared or in the process of being prepared in respect of the Property.

4.                   Confidentiality

Any information concerning the Optionor disclosed to the Optionee, or concerning the Property which has not been publicly disclosed, will be kept strictly confidential and will not be disclosed by the Optionee.

Both the Optionor and the Optionee agree that it will not make any public disclosure of the existence of this LOI or of any of its terms without first advising the other party and obtaining the written consent of such other party to the proposed disclosure, unless such disclosure is required by applicable law or regulation, in which event the party contemplating disclosure will inform the other party of and obtain its consent to the form and content of such disclosure, which consent will not be unreasonably withheld or delayed.

If the Option Agreement is not signed by December 31, 2020 (the “Outside Date”), or, if this LOI is otherwise terminated, all documents, if any, of a confidential nature, delivered by the Optionor to the Optionee, and copies thereof, will be immediately returned to the Optionor.

5.                   Access

Prior to the execution of the Option to Purchase Agreement, the Optionor will provide the Optionee with:

(a)	such information (including copies of documents) as the Optionee may reasonably request; and

(b)	access to the books, records, geological data, claim information, facilities and personnel of the Optionor as the Optionee may reasonably request.

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6.                   Binding Effect

Except for paragraphs 4 (Confidentiality), 5 (Access), 7 (Fees and Expenses), 8 (Assignment), 9 (Termination) and 11 (Governing Law), which are intended to create binding obligations, it is understood that no legal obligation or liability will be created by this LOI as against the parties and that the legal obligations and the liabilities of the parties will arise only upon the duly authorized execution and delivery of the Option to Purchase Agreement.

The Optionor and the Optionee acknowledge and agree that adequate consideration (the receipt and sufficiency of which is hereby acknowledged) was received by each party hereto for the binding obligations contained herein.

7.                   Fees and Expenses

Except as otherwise set out herein, the Optionor and the Optionee agree that, whether or not the Option to Purchase Agreement is executed, each party will pay their own fees and expenses, including any fee for advice or opinions incurred in connection with the negotiation, preparation, execution and delivery of this LOI, the Option to Purchase Agreement, and any other agreements, documents, opinions or valuations contemplated thereby.

From the date hereof until the earlier of (i) termination as set forth in paragraph 9 or (ii) Closing, the Optionee will be responsible for payment of all property taxes and claim fees related to the Property.

8.                   Assignment

This LOI may be assigned by the Optionee without the written consent of the Optionor.

9.                   Termination

This LOI will terminate, and be of no further force and effect, on

a)	mutual agreement in writing of both of the parties hereto;

b)	execution of the Option to Purchase Agreement; or

c)	on written notice from either party to the other if the Option to Purchase Agreement has not been executed by the Outside Date.

If this LOI is terminated under the provisions of this paragraph, the obligations and covenants set out in paragraphs 2 (Confidentiality), 5 (Fees and Expenses), 7 (Termination) and 9 (Governing Law) herein will survive such termination.

10.               Entire Agreement

This LOI and the Schedules attached hereto constitute the entire agreement between the Optionor and the Optionee with respect to the Property and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this LOI.

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11.               Governing Law

This LOI is and will be deemed to be made in British Columbia, for all purposes will be governed exclusively by and construed and enforced in accordance with the domestic laws prevailing in British Columbia, and the rights and remedies of the parties will be determined in accordance with such domestic laws. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matter arising hereunder.

12.               Notices

All notices, payments and other required communications to either Party will be in writing, and will be addressed as follows:

if to the Optionee:

Suite 3002 – 277 Thurlow Street

Vancouver, BC, V6C 0C1

James Hynes, President

James@koremining.com

(236) 668-4361

if to the Optionor:

2010A Harbison Dr., #312
Vacaville, CA  95687

John Power, President
johncaseypower@gmail.com

(707) 775-1001

All notices will be given: (i) by personal delivery to the Party, (ii) by electronic communication capable of producing a printed transmission, (iii) by registered or certified mail, return receipt requested, or (iv) by overnight or other express courier service. All notices will be effective and will be deemed delivered: on the date of receipt at the principal address if received during normal business hours, and, if not delivered during normal business hours, on the next Business Day following delivery; if delivered by electronic communication, if sent prior to 4:00 p.m. (Pacific time) on a Business Day, on such Business Day, or, if not, on the next Business Day; and if delivered solely by mail on the next Business Day after actual receipt.

13.               Counterparts

This LOI may be executed in any number of counterparts with the same effect as if all parties to this LOI had signed the same document, and all counterparts will be construed together and constitute one and the same instrument and may be exercised by facsimile or transmitted via electronic means.

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If the above correctly sets forth your understanding with respect to the proposed transactions, kindly so indicate by executing the enclosed copy of this letter of intent in the space provided below and returning it to the undersigned.

Yours very truly,

STRONGHOLD SILVER CORP.

By:	_________________________________
Name:	James Hynes
Title:	President

The terms of this Letter of Intent are hereby accepted as of the ________ day of October, 2020.

Athena Silver Corporation

By:	_________________________________
Name:	John Power
Title:	President

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SCHEDULE A
THE PROPERTY

Serial Number	Claim Name	Claimant Name
CAMC289957	SILVERADO #30	ATHENA MINERALS INC
CAMC289958	SILVERADO #31	ATHENA MINERALS INC
CAMC289960	SILVERADO #33	ATHENA MINERALS INC
CAMC289962	SILVERADO #35	ATHENA MINERALS INC
CAMC289963	SILVERADO #36	ATHENA MINERALS INC
CAMC290264	LILLY #11	ATHENA MINERALS INC
CAMC290265	LILLY #12	ATHENA MINERALS INC
CAMC290266	LILLY #13	ATHENA MINERALS INC
CAMC290267	LILLY #14	ATHENA MINERALS INC
CAMC290268	LILLY #15	ATHENA MINERALS INC
CAMC290269	LILLY #16	ATHENA MINERALS INC
CAMC290270	LILLY #17	ATHENA MINERALS INC
CAMC290271	LILLY #18	ATHENA MINERALS INC
CAMC290272	LILLY #19	ATHENA MINERALS INC
CAMC296910	CLIPPER #1	ATHENA MINERALS INC
CAMC296911	CLIPPER #2	ATHENA MINERALS INC
CAMC296912	CLIPPER #3	ATHENA MINERALS INC
CAMC296913	CLIPPER #4	ATHENA MINERALS INC
CAMC296914	CLIPPER #5	ATHENA MINERALS INC
CAMC296915	HAWAII CLIPPER	ATHENA MINERALS INC
CAMC296916	CALIF CLIPPER #3	ATHENA MINERALS INC
CAMC296917	CALIF CLIPPER #2	ATHENA MINERALS INC
CAMC296918	CALIF CLIPPER #4	ATHENA MINERALS INC
CAMC300265	CLIPPER #12	ATHENA MINERALS INC
CAMC300266	CLIPPER #13	ATHENA MINERALS INC
CAMC300267	CLIPPER #14	ATHENA MINERALS INC
CAMC300268	CLIPPER #15	ATHENA MINERALS INC
CAMC300269	CLIPPER #16	ATHENA MINERALS INC
CAMC300270	CLIPPER #17	ATHENA MINERALS INC
CAMC300271	CLIPPER #18	ATHENA MINERALS INC
CAMC300272	CLIPPER #19	ATHENA MINERALS INC
CAMC300273	CLIPPER #20	ATHENA MINERALS INC
CAMC300274	CLIPPER #21	ATHENA MINERALS INC
CAMC300275	CLIPPER #22	ATHENA MINERALS INC
CAMC300276	CLIPPER #23	ATHENA MINERALS INC
CAMC300277	CLIPPER #24	ATHENA MINERALS INC

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